Exhibit 10.16

EXECUTION COPY

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”), dated as of January 30, 2012, among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), ST. LOUIS POST-DISPATCH LLC (the “Borrower”) and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, the Borrower and certain financial institutions and other entities are parties to that certain Note Agreement dated as of May 1, 2000, as amended by (i) Amendment No. 1 to Note Agreement dated as of November 23, 2004, (ii) Amendment No. 2 to Note Agreement dated as of February 1, 2006, (iii) Amendment No. 3 to Note Agreement dated as of November 19, 2008, (iv) the Limited Waiver to Note Agreement and Guaranty Agreement (as amended), dated as of December 26, 2008, (v) Amendment No. 4 and First Amendment to Limited Waiver to Note Agreement and Guaranty Agreement, dated as of January 16, 2009, (vi) that certain Limited Waiver and Amendment No. 5 to Note Agreement dated as of February 18, 2009, (vii) Amendment No. 6 to Note Agreement dated as of April 6, 2011, and (viii) Amendment No. 7 to Note Agreement dated as of November 7, 2011, pursuant to which the Borrower issued and sold adjustable rate senior notes (collectively, the “Exchanged Notes”);

WHEREAS, the Borrower and each of the holders of the Exchanged Notes are entering into that certain Note Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time except as expressly prohibited hereby, the “Existing First Priority Agreement”), pursuant to which the Exchanged Notes are being exchanged for new adjustable rate senior notes of the Borrower (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Notes”);

WHEREAS, Lee Enterprises, Incorporated (the indirect parent of the Borrower, “Lee”), the Second Priority Representative and certain financial institutions and other entities are parties to the Second Lien Loan Agreement, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Priority Term Loan Agreement”), pursuant to which such financial institutions and other entities have agreed to make (or be deemed to have made) loans to Lee;

WHEREAS, the Borrower is the obligor, and Pulitzer Inc. (“Pulitzer”) and the other Loan Parties are the guarantors, of the First Priority Obligations and the Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations;

WHEREAS, pursuant to that certain Subsidiaries Guaranty, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time except as expressly prohibited hereby, the “Second Priority Guaranty Agreement”), the Loan Parties (and certain other subsidiaries of Lee which are not Loan Parties and are not subject to the arrangements hereunder) have guaranteed the obligations under the Second Priority Term Loan Agreement and pursuant to the Second Priority Security Documents the Loan Parties have granted to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

WHEREAS, the First Priority Creditors under the Existing First Priority Agreement have agreed to permit the grant of such junior security interests in the Common Collateral on the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which are expressly recognized by all of the parties hereto, the parties agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. The following terms, as used herein, have the following meanings:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation (a) the exercise of any rights of set-off or recoupment, (b) the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code, and (c) the commencement of any judicial or nonjudicial foreclosure proceedings with respect to, attempting any action to take possession of any Common Collateral, exercising any right, remedy or power with respect to, or otherwise taking any action to enforce their interest in or realize upon, the Common Collateral.

“Exchanged Notes” has the meaning set forth in the recitals to this Agreement.

“Existing First Priority Agreement” has the meaning set forth in the recitals to this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding under the Existing First Priority Agreement, the Notes or any other agreement or instrument referred to in this clause (b) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Creditors” means the holders of the Notes or any other First Priority Obligations under the First Priority Documents.

“First Priority Documents” means the First Priority Agreement, the Notes, each First Priority Security Document and each First Priority Guaranty.

“First Priority Guaranty” means any guaranty by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means (a) with respect to the Existing First Priority Agreement, all “Secured Obligations” of each Loan Party as defined in the First Priority Security Documents and (b) with respect to each other First Priority Document, (i) all principal of, and interest (including without limitation any Post-Petition Interest), yield-maintenance amounts (if any) and premium (if any) on, all loans made or other indebtedness issued or incurred pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (iii) all Hedging Obligations and (iv) all guarantee obligations of, or fees, expenses and other amounts payable by any Loan Party, from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

Notwithstanding the foregoing contained in this defined term of First Priority Obligations, if the sum of (1) the principal amount outstanding under the Existing First Priority Agreement and each other First Priority Agreement, plus (2) the aggregate undrawn face amount of any outstanding letters of credit under the Existing First Priority Agreement and each other First Priority Agreement and any unreimbursed drawings of any letters of credit issued under the Existing First Priority Agreement and each other First Priority Agreement (such sum, the “First Priority Outstanding Amount”) exceeds the Maximum First Priority Amount, then only that portion of the First Priority Outstanding Amount equal to the Maximum First Priority Amount shall be included in First Priority Obligations and interest, yield-maintenance amounts and reimbursement obligations with respect to the First Priority Outstanding

Amount shall only constitute First Priority Obligations to the extent related to the First Priority Outstanding Amount.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated or expired, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents, but in no event greater than 105% of the aggregate undrawn face amount thereof) and (d) the First Priority Representative shall have either (x) delivered written notice to the Second Priority Representative or any other Second Priority Secured Party of the occurrence of the events described in clauses (a), (b) and (c) hereinabove or (y) failed to timely comply with its notice obligation under Section 3.9 hereof.

“First Priority Outstanding Amount” has the meaning set forth in the definition of “First Priority Obligations”.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors and any other holders of the First Priority Obligations.

“First Priority Security Documents” means the “Collateral Documents” as defined in the Existing First Priority Agreement (as in effect on the date hereof), and all other documents, instruments and agreements to which any Loan Party is a party from time to time which grant Liens in favor of the First Priority Representative to secure the First Priority Obligations.

“Hedging Obligations” means, with respect to any Loan Party, any monetary obligations of such Loan Party owed to any First Priority Creditor in respect of (i) any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement and (ii) any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices, including, in each case, interest and Post-Petition Interest.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law, in each case solely to the extent in respect of any Loan Party.

“Lee” has the meaning set forth in the recitals to this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), or security interest or other security agreement of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing), and any attachment or judgment lien contemplated in Section 3.3, in each case solely to the extent in respect of any asset of any Loan Party.

“Loan Party” means the Borrower, Pulitzer and each of their respective direct or indirect subsidiaries, in each case to the extent, and during such time as, such person is a party to any First Priority Security Document and any Second Priority Security Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Maximum First Priority Amount” means (i) the aggregate principal amount of the Notes outstanding on the date hereof (after giving effect to the transactions contemplated to occur on the date hereof and including a non-refundable fee in the amount of $3,500,000) under the Existing First Priority Agreement (which amount, for the avoidance of doubt, is $126,355,000) or (ii) at any time following the repayment in full in cash of all outstanding obligations under the Existing First Priority Agreement and related First Priority Documents with the proceeds of Permitted Pulitzer Debt Refinancing Indebtedness (as defined in the Second Priority Term Loan Agreement), $150,000,000 minus, in each case of (i) and (ii), the aggregate amount of all payments of principal of (x) the Notes pursuant to the Existing First Priority Agreement and each other First Priority Agreement (including all such payments made on the date hereof), and (y) such Permitted Pulitzer Debt Refinancing Indebtedness. For the avoidance of doubt, the amount of any DIP Financing shall not be included for purposes of determining the “Maximum First Priority Amount.”

“Notes” has the meaning set forth in the recitals to this Agreement.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Pulitzer” has the meaning set forth in the recitals to this Agreement.

“Purchase” has the meaning set forth in Section 3.6.

“Purchase Notice” has the meaning set forth in Section 3.6.

“Purchase Price” has the meaning set forth in Section 3.6.

“Purchaser” has the meaning set forth in Section 3.6.

“Purchasing Parties” has the meaning set forth in Section 3.6.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement.”

“Second Priority Agreement” means the collective reference to (a) the Second Priority Guaranty Agreement and (b) any guaranty to which any Loan Party is a party with respect to any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness (or guarantee thereof) or other financial accommodation that has been incurred to extend, increase, renew, refund, replace (whether upon or after termination or otherwise) or refinance (including by means of sales of debt securities to institutional investors) in whole or in part from time to time the indebtedness and other obligations outstanding (contingent or otherwise) under the Second Priority Term Loan Agreement or any other agreement or instrument referred to in this clause (b), provided that (i) the terms of any of the foregoing in this clause (b) are no less favorable to the Loan Parties than those set forth in the Second Priority Term Loan Agreement and (ii) the maximum aggregate principal amount of indebtedness (for the avoidance of doubt, not including interest, premium, yield-maintenance amounts, fees or reimbursement obligations (including expenses) payable in respect thereof, in each case including, without limitation, amounts capitalized in accordance with the First Priority Agreement and the Second Priority Agreement) which is guaranteed by any Loan Party as referenced in clauses (a) or (b) shall not exceed $175,000,000 or such greater amount as may then be expressly permitted by the First Priority Agreement. Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets (whether now owned or hereafter acquired) of the Borrower or any other Loan Party in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Secured Creditors” as defined in the Second Priority Security Documents, the “Lenders” as defined in each other Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

“Second Priority Documents” means the Second Priority Agreement and the Second Priority Security Documents.

“Second Priority Guaranty Agreement” has the meaning set forth in the recitals to this Agreement.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents in respect of any assets of a Loan Party.

“Second Priority Obligations” means (a) with respect to the Second Priority Guaranty Agreement, all “Obligations” of each Loan Party as defined in the Second Priority Security Documents and (b) with respect to each other Second Priority Agreement, (i) all principal of, and interest (including without limitation any Post-Petition Interest), yield-maintenance amounts (if any) and premium (if any) on, all indebtedness (contingent or otherwise) of any Loan Party under the Second Priority Agreement, and (ii) all guarantee obligations of, or fees, expenses and other amounts payable by, any Loan Party from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Second Priority Term Loan Agreement.

“Second Priority Required Adequate Protection” has the meaning set forth in Section 5.4.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “Security Documents” (as defined in the Second Priority Term Loan Agreement as in effect on the date hereof) to which any Loan Party is party and all other documents, instruments and agreements to which any Loan Party is a party from time to time which grant Liens in favor of the Second Priority Representative to secure the Second Priority Obligations.

“Second Priority Term Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Standstill Period” has the meaning set forth in Section 3.2.

“Surviving Obligations” has the meaning set forth in Section 3.6(b).

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest, yield-maintenance amount and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (to the extent applicable, in accordance with Section 6 hereof), (ii) any reference herein to any Person shall be construed to include such Person’s successors or permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections shall be construed to refer to Sections of this Agreement and (v) the words

“asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens on assets of any Loan Party now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens on assets of any Loan Party now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) The First Priority Representative, on behalf of itself and the other First Priority Secured Parties, acknowledges and agrees that the Second Priority Representative on behalf of itself and the other Second Priority Secured Parties, has been granted Liens upon all of the Common Collateral, and the First Priority Representative, on behalf of itself and the other First Priority Secured Parties, hereby consents thereto. The subordination of Liens on assets of any Loan Party by the Second Priority Representative in favor of the First Priority Representative shall not be deemed to subordinate such Liens of the Second Priority Representative (or any Second Priority Secured Party) to any Liens other than (x) the Liens of the First Priority Secured Parties securing the First Priority Obligations and (y) Liens that are permitted under the First Priority Documents to be senior to the First Priority Liens, and (z) Liens permitted pursuant to Section 5 hereof.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that in the event the First Priority Obligations include debt that is revolving in nature the amount of First Priority Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof but only so long as any such obligations are permitted to be incurred pursuant to the terms hereof or of the Second Priority Documents as in effect on the date of this Agreement. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each patent, trademark or copyright filing or other filings or recordings (other than Uniform Commercial Code financing statements) filed or recorded by or on behalf of the Second Priority Representative in respect of applicable Common Collateral shall, to the extent reasonably practicable, contain the following notation: “The lien created hereby on the property described herein is junior and subordinate to the lien on such property created by any agreement, filing or recording now or hereafter granted to The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (under the First Priority Documents), and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of January 30, 2012, among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as First Priority Representative, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Priority Representative, ST. LOUIS POST-DISPATCH LLC, as Borrower, and the other Loan Parties referred to therein, as amended from time to time.”

(b) The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that all mortgages, deeds of trust, deeds and similar instruments now or hereafter filed against real property comprising Common Collateral in favor of or for the benefit of the Second Priority Representative and the other Second Priority Secured Parties shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to The Bank of New York Mellon Trust Company, N.A., as Collateral Agent (under the First Priority Documents), and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of January 30, 2012, among THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as First Priority Representative, WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Priority Representative, ST. LOUIS POST-DISPATCH LLC, and the other Loan Parties referred to therein, as amended from time to time.”

(c) The First Priority Representative hereby acknowledges and agrees that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of, and the First Priority Representative or such third party holds such possession or control as bailee and agent for, the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code). Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that as soon as practicable after the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver, at the Borrower’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements (x) first, to the Second Priority Representative to the extent any Second Priority Obligations remain outstanding and (y) second, to the Borrower to the extent no First Priority Obligations or Second Priority Obligations remain outstanding, or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

(d) To the extent that any deposit account or securities account of any Loan Party is subject to a control agreement in favor of the First Priority Representative, the First Priority Representative will act as bailee and agent for the Second Priority Representative solely to the extent required to perfect the Liens of the Second Priority Secured Parties in such deposit accounts and securities accounts and the cash and other assets therein. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents. Unless the Second Priority Liens on such First Priority Collateral shall have been or concurrently are released, after the First Priority Obligations Payment Date, the First Priority Representative shall cooperate with the Loan Parties and the Second Priority Representative (at the expense of the Loan Parties) in permitting control of any deposit accounts and securities accounts to be transferred to the Second Priority Representative (or for other arrangements with respect to each such deposit account and securities account reasonably satisfactory to the Second Priority Representative and in accordance with the Second Priority Documents to be made).

2.4 No New Liens. So long as the First Priority Obligations Payment Date has not occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party the parties hereto agree that (a) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) there shall be no Lien, and no Loan Party shall have any right to create any Lien, on any assets of any Loan Party securing any First Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the Second Priority Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

2.5 Prohibition on Contesting Liens. Each of the Second Priority Representative, for itself and on behalf of each of the Second Priority Secured Parties, and the First Priority Representative, for itself and on behalf of each of the First Priority Secured Parties, agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of a Lien held by or on behalf of any of the First Priority Secured Parties in the First Priority Collateral or by or on behalf of any of the Second Priority Secured Parties in the Second Priority Collateral, as the case may be, or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the First Priority Representative, any First Priority Secured Party, the Second Priority Representative or any Second Priority Secured Party to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Priority Obligations as provided in Sections 2.1 and 3.1. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

SECTION 3. Enforcement Rights.

3.1 Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a) they will not take or cause to be taken any Enforcement Action;

(b) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(c) they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding in respect of any Loan Party) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d) they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, injunction or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

(f) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 150 days (the “Standstill Period”) from the first date of delivery of a notice in writing to the First Priority Representative and the Borrower of any Second Priority Secured Party’s intention to exercise such rights and remedies in respect of Common Collateral, which notice may only be delivered following the occurrence of and during the continuance of an “Event of Default” under and as defined in the Second Priority Agreement; provided, further, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) the First Priority Representative or any First Priority Secured Parties to the extent constituting the Required Holders (as defined in the Existing First Priority Agreement as of the date hereof) shall have commenced and be diligently pursuing in good faith the exercise of any of its rights and remedies with respect to all or any material portion of the Common Collateral or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

Notwithstanding the foregoing contained in this Section 3.2, the Second Priority Representative and the Second Priority Secured Parties may:

(1)	take any action (not adverse to the priority status of the Liens on the Common Collateral, or the rights of any First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof or the agreements set forth in Section 2) in order to create, perfect, preserve or protect its Lien on the Common Collateral;

(2)	file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Common Collateral, if any, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(3)	file any pleadings, objections, motions or agreements or take any positions that assert rights or interests available to unsecured creditors of the Loan Parties arising under either any Insolvency Proceeding or applicable non-bankruptcy law, in each case in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement;

(4)	vote on any plan of reorganization, file any proof of claim or statement of interest, make other filings and make any arguments and motions that are, in each case, in a manner that is not inconsistent with, or in contravention of, the express terms of this Agreement, with respect to the Second Priority Obligations and the Common Collateral;

(5)	exercise any of its rights or remedies with respect to the Common Collateral after the termination of the Standstill Period to the extent permitted by this Section 3.2;

(6)	present a cash or credit bid (in the case of any such credit bid, so long as such bid provides for payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority Obligations Payment Date) at any Section 363 hearing or with respect to any other Common Collateral disposition; and

(7)	bid for or purchase Common Collateral at any private or judicial foreclosure upon such Common Collateral initiated by the First Priority Representative or any of the First Priority Secured Parties.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

3.4 No Additional Rights For the Loan Parties Hereunder. Except as provided in Section 3.5, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.5 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.6 Option to Purchase. (a) The First Priority Representative agrees that it will give the Second Priority Representative written notice (the “Enforcement Notice”) within five business days after commencing any Enforcement Action with respect to Common Collateral or the institution of any Insolvency Proceeding (which notice shall be effective for all Enforcement Actions taken after the date of such notice so long as the First Priority Representative is diligently pursuing in good faith the exercise of its default or enforcement rights or remedies against, or diligently attempting in good faith to vacate any stay of enforcement rights of its senior Liens on a material portion of the Common Collateral, including, without limitation, all Enforcement Actions identified in such notice). Following the commencement of an Enforcement Action or the institution of any Insolvency Proceeding by the First Priority Representative or any other First Priority Secured Party, any Second Priority Secured Party shall have the option, by irrevocable written notice (the “Purchase Notice”) delivered by the Second Priority Representative to the First Priority Representative at any time, to purchase all of the First Priority Obligations from the First Priority Secured Parties. If the Second Priority Representative so delivers the

Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions, and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.6. For the avoidance of doubt, if the Purchase is not consummated on or before the date specified in the Purchase Notice for any reason, the First Priority Secured Parties shall be entitled to recommence taking Enforcement Actions. In addition, following any such failure the Second Priority Secured Parties shall not be entitled to exercise any right pursuant to this Section 3.6 to Purchase the First Priority Obligations at any time thereafter, unless agreed to by the First Priority Secured Parties.

(b) On the date specified by the Second Priority Representative in the Purchase Notice (which shall be a business day not less than five business days, nor more than ten business days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Second Priority Secured Parties electing to purchase pursuant to Section 3.6(a) (the “Purchasing Parties”), and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).

(c) Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall (i) pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest (including, to the extent applicable, interest at the default rate), Post-Petition Interest, fees, yield-maintenance amounts (if any), breakage costs, attorneys’ fees and expenses, and, in the case of any Hedging Obligations, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate such Hedging Obligations on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging Obligations), (ii) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iv) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.

(d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Documents. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.

(e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that each First Priority Secured Party shall severally represent and warrant: (i) the amount of the First Priority Obligations being purchased from such First Priority Secured Party, (ii) that such First Priority Secured Party owns the First Priority Obligations held by it free and clear of any liens or encumbrances and (iii) that such First Priority Secured Party has the right to assign the First Priority Obligations held by it and the assignment is duly authorized.

3.7 Rights as Unsecured Creditors. The Second Priority Representative and the Second Priority Secured Parties may exercise rights and remedies available to unsecured creditors against the Loan Parties that have granted Liens to secure the Second Priority Obligations in accordance with the terms of the Second Priority Documents and applicable law to the extent that such exercise is not inconsistent with, or in contravention of, the express terms of this Agreement; provided that in the event that any Second Priority Secured Party becomes an attachment or a judgment Lien creditor in respect of the Common Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Priority Obligations, such attachment or judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Obligations) as the other Liens on Common Collateral securing the Second Priority Obligations are subject to this Agreement.

3.8 Second Priority Interest, Principal, Etc. Nothing in this Agreement shall prohibit the receipt by the Second Priority Representative or any Second Priority Secured Parties of payments (including in cash) of interest, principal and other amounts owed in respect of the Second Priority Obligations unless such receipt is (x) the direct or indirect result of the exercise by the Second Priority Representative or any Second Priority Secured Parties of rights or remedies with respect to, or enforcement of, any Lien on Common Collateral held by any of them, which exercise or enforcement is inconsistent with, or in contravention of, the express terms of this Agreement or (y) from the proceeds of an Enforcement Action required to be applied in accordance with Section 4.1 below. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the Common Collateral.

3.9 Notice By First Priority Representative. The First Priority Representative shall render to Second Priority Representative written notice of the occurrence of the events described in clauses (a), (b) and (c) of the definition of “First Priority Obligations Payment Date” as soon as practicable (and in any event within two business days) following the occurrence thereof, provided that such notice shall not be required in connection with the consummation of a Replacement First Priority Agreement.

SECTION 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action or the exercise by any First

Priority Secured Party or any Second Priority Secured Party of any of its respective rights and remedies with respect to Common Collateral, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.2 Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral (other than in connection with the occurrence of the First Priority Obligations Payment Date) permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is not permitted by the Second Priority Documents unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of an Insolvency Proceeding in respect of any Loan Party), the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral in accordance with the terms of the First Priority Documents, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party; provided that the First Priority Representative shall provide the Second Priority Representative with notice of any sales.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second

Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative); (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder in accordance with the terms of the First Priority Documents; (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral in accordance with the terms of the First Priority Documents; and (iv) to receive and apply the proceeds of any insurance (including any proceeds received under any policy of title insurance issued to any Loan Party, the First Lien Representative or the Second Lien Representative and relating to any portion of the Common Collateral) or condemnation award to the First Priority Obligations in accordance with the terms of the First Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any such insurance proceeds that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

4.4 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any Second Priority Secured Party pays over to the First Priority Secured Parties under the terms of this Agreement, the Second Priority Secured Parties shall be subrogated to the rights of the First Priority Secured Parties; provided that, the Second Priority Representative, on behalf of itself and the Second Priority Creditors, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the First Priority Obligations Payment Date has occurred. Each Loan Party acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Second Priority Secured Party that are paid over to the First Priority Secured Parties pursuant to this Agreement shall not reduce any of the Second Priority Obligations.

SECTION 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding in respect of any Loan Party, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Agreement, (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties in their capacity as secured creditors solely as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided, that the Second Priority Representative may take the actions specifically set forth in Section 3.2.

The First Priority Representative agrees on behalf of itself and the other First Priority Secured Parties that no First Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that challenges the validity, priority, enforceability or voidability of any Liens or claims held by the Second Priority Representative or any other Second Priority Secured Party, or the extent to which the Second Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise, except that the foregoing shall not limit the ability of any First Priority Secured Party to enforce the terms of this Agreement.

5.2 Financing Matters. Until the First Priority Obligations Payment Date has occurred, if any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties consent to the use of cash collateral under the Bankruptcy Code or provide financing to any Loan Party under the Bankruptcy Code or consent to the provision of such financing to any Loan Party by any third party that (w) is in an aggregate principal amount (including any undrawn portion of the revolving commitments thereunder and the face amount of any letters of credit issued and not reimbursed thereunder) of no more than $10,000,000, the proceeds of which are used solely by the Loan Parties (and not by, or for the benefit of, any Loan Party’s affiliate which is not a Loan Party), (x) provides that the Second Priority Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the cash collateral use or the financing that are materially adverse to the Second Priority Secured Parties, (y) provides the Second Priority Secured Parties with the Second Priority Required Adequate Protection, and (z) does not compel the Loan Parties to pursue any specific plan or to conduct a sale or other liquidation of the Common Collateral (any such financing that complies with such clauses (w)-(z), a “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4 below and (c) to the extent the Liens securing the First Priority Obligations are subordinated to or pari passu with such DIP Financing will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (i) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) to any adequate protection provided to the First Priority Secured Parties and (iii) to any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties in an amount not to exceed $2,500,000, and (d) agrees that notice received two calendar days prior to the entry of an interim order approving such usage of cash collateral or approving such financing and fifteen days prior to the entry of a final order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay (or any analogous stay) in any Insolvency Proceeding in respect of a Loan Party or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative unless the First Priority Representative or any of the First Priority Secured Parties have concurrently sought relief from the automatic stay (or from any analogous stay) in any Insolvency Proceeding and the Second Priority Representative and/or the other Second Priority Secured Parties are not seeking relief from the automatic stay (or from any analogous stay) in any Insolvency Proceeding in order to take any Enforcement Action in any manner in violation of or otherwise inconsistent with the provisions of this Agreement.

5.4 Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, in respect of any Insolvency Proceeding of a Loan Party, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First

Priority Secured Parties or (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. In any Insolvency Proceeding of a Loan Party, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral, the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (w) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement, (x) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, (y) payment of the fees and expenses of the Second Priority Representative and the Second Priority Secured Parties, to the extent permitted in the Second Priority Documents (the adequate protection for the Second Priority Secured Parties described in clauses (w), (x), and (y), collectively, the “Second Priority Required Adequate Protection”) and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the pre-default rate (provided, that in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the pre-default rate), provided, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior superpriority claims in excess of $3,000,000 may with the consent of two-thirds in amount of the Second Priority Obligations be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and superpriority claims in connection with any DIP Financing or use of cash collateral with respect to an Insolvency Proceeding, and such adequate protection is granted in the form of additional collateral comprising assets of Pulitzer or any of its subsidiaries, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection in respect of a Loan Party without the prior written consent of the First Priority Representative.

5.5 Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a constructively fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to the First Priority Liens or the Second Priority Liens, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding or otherwise, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties (or any right of the First Priority Secured Party to credit bid the First Priority Obligations in any such sale or disposition), and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale (and related matters) supported by the First Priority Secured Parties and to have released their Liens on such assets provided that their Liens attach to the proceeds of such assets (subject to the priorities set forth in this Agreement) and that the proceeds remaining after payment of related transaction costs and expenses are applied as a permanent reduction of the First Priority Obligations (with a corresponding reduction in the Maximum First Priority Amount). In an Insolvency Proceeding or otherwise, neither the First Priority Representative nor any other First Priority Secured Party shall oppose any right of any Second Priority Secured Party to credit bid the Second Priority Obligations in any sale or disposition, provided that such bid provides for the payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of First Priority Obligations Payment Date.

5.7 Separate Grants of Security and Separate Classification. Each of the Secured Parties and the Loan Parties acknowledges and agrees that (a) the grants of Liens on the assets of each Loan Party pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8 No Waivers of Rights. Nothing contained herein shall prohibit or in any way limit the First Priority Representative, the Second Priority Representative, any First Priority Secured Party, or any Second Priority Secured Party from objecting, in any Insolvency Proceeding or otherwise, to any action taken by any party not permitted hereunder.

5.9 Plans of Reorganization. Nothing in this Agreement shall impair the rights of any Second Priority Secured Party to propose, support, or vote in favor of or against any plan of reorganization or similar plan or scheme in any Insolvency Proceeding, so long as such plan or scheme is not inconsistent with, or in contravention of, the express terms of this Agreement, provided that in the case of proposing such plan of reorganization or similar plan or scheme it shall, unless otherwise approved by the First Priority Representative, provide for payment in full of the First Priority Obligations and the occurrence of the events described in clauses (a), (b) and (c) of the definition of the First Priority Obligations Payment Date.

5.10 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

SECTION 6. Security Documents.

(a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents that (x) applies with respect to any Loan Party or any Common Collateral and (y) is inconsistent with or in violation of this Agreement.

(b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents inconsistent with or in violation of this Agreement.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document to the extent applicable to any Loan Party and Common Collateral without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided, that (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the prior written consent of the Second Priority Representative, (iii) no such amendment, waiver or consent with respect to any provision applicable to the Second Priority Representative under the Second Priority Documents shall be made without the prior written consent of the Second Priority Representative and (iv) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

SECTION 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit related thereto are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

SECTION 8. Obligations Unconditional.

8.1 First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any First Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Secured Parties, or any Loan Party, to the extent applicable, in respect of this Agreement.

8.2 Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Document;

(b) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Parties or any Loan Party, to the extent applicable, in respect of this Agreement.

SECTION 9. Miscellaneous.

9.1 In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document (to the extent applicable to any Loan Party or any Common Collateral), the provisions of this Agreement shall govern. Notwithstanding the foregoing, the parties hereto acknowledge that the terms of this Agreement are not intended to and shall not, as between the Loan Parties and the Secured Parties, negate, waive or cancel any rights granted to, or carry liability or obligation of, any Loan Party in the First Priority Documents and the Second Priority Documents or impose any additional obligations on the Loan Parties (other than as expressly set forth herein).

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative (with the consent of the Required Holders under and as defined in the First Priority Agreement) and the Second Priority Representative (with the consent of the Required Lenders under and as defined in the Second Priority Term Loan Agreement or other then extant Second Priority Agreement), and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.3, 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

Anything herein to the contrary notwithstanding, no consent of any Loan Party shall be required for amendments, modifications or waivers of any other provisions of this Agreement other than those that directly affect any obligation or right of the Loan Parties hereunder or under the First Priority Documents or the Second Priority Documents or that would impose any additional obligations on the Loan Parties.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction. (a) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

(b) Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served,

telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and permitted assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by email or telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13 Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall promptly become a party to this Agreement by execution and delivery by such Person of a joinder agreement in form and substance reasonably satisfactory to the First Priority Representative and the Second Priority Representative

9.14 Incorporation by Reference. In connection with their execution and acting hereunder, the Company Parties acknowledge that (i) the First Priority Representative is entitled to all rights, privileges, benefits, immunities, protections and indemnities provided to it as Collateral Agent under (and as defined in) the First Priority Documents, and (ii) the Second Priority Representative is entitled to all rights, privileges, benefits, immunities, protections and indemnities provided to it as Collateral Agent under (and as defined in) the Second Priority Documents.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:	/s/ Geraldine Creswell
Name:	Geraldine Creswell
Title:	Vice President

Address for Notices:

The Bank of New York Mellon Trust Company, N.A.

10161 Centurion Parkway, N.

Jacksonville, FL 32256

Attention: Geraldine Creswell, Asst. Treasurer

Telecopy No.: (904) 645-1921

Email: geri.creswell@bnymellon.com

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:	/s/ Joshua G. James
Name:	Joshua G. James
Title:	Banking Officer

Address for Notices:

Wilmington Trust, N.A.

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Josh James

Telecopy No.: (612) 217-5651

Tel.: (612) 217-5637

Email: jjames@WilmingtonTrust.com

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]

ST. LOUIS POST-DISPATCH LLC

By:	Pulitzer Inc., Managing Member

	By:	/s/ Carl G. Schmidt
	Name:	Carl G. Schmidt
	Title:	Treasurer

Address for Notices:

St. Louis Post-Dispatch LLC

201 N. Harrison Street, Suite 600

Davenport, IA 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Telephone: 563-383-2179

Facsimile: 563-328-4322

Email: carl.schmidt@lee.net

With copy to:		Lane & Waterman LLP
220 N. Main St., Suite 600 Davenport, IA 52801 Attention: C. D. Waterman III Telephone: 563-333-6608 Facsimile: 563-324-1616 Email: dwaterman@l-wlaw.com

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]

PULITZER INC.

By:	/s/ Carl G. Schmidt
Name:	Carl G. Schmidt
Title:	Treasurer

Address for Notices:

Pulitzer Inc.

201 N. Harrison Street, Suite 600

Davenport, IA 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Telephone: 563-383-2179

Facsimile: 563-328-4322

Email: carl.schmidt@lee.net

With copy to:	Lane & Waterman LLP
220 N. Main St., Suite 600 Davenport, IA 52801 Attention: C. D. Waterman III Telephone: 563-333-6608 Facsimile: 563-324-1616 Email: dwaterman@l-wlaw.com

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]

FLAGSTAFF PUBLISHING CO.

HANFORD SENTINEL INC.

KAUAI PUBLISHING CO.

NAPA VALLEY PUBLISHING CO.

NIPC, INC.

NORTHERN LAKES PUBLISHING CO.

PANTAGRAPH PUBLISHING CO.

PULITZER MISSOURI NEWSPAPERS, INC.

PULITZER NEWSPAPERS, INC.

PULITZER TECHNOLOGIES, INC.

PULITZER UTAH NEWSPAPERS, INC.

SANTA MARIA TIMES, INC.

SOUTHWESTERN OREGON PUBLISHING CO.

STAR PUBLISHING COMPANY

YNEZ CORPORATION

By:	/s/ C.D. Waterman III
Name:	C. D. Waterman III
Title:	Secretary

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]

FAIRGROVE LLC

By:	ST. LOUIS POST-DISPATCH LLC, Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

NVPC LLC

By:	NAPA VALLEY PUBLISHING CO., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

STL DISTRIBUTION SERVICES LLC SUBURBAN JOURNALS OF GREATER ST. LOUIS LLC PULITZER NETWORK SYSTEMS LLC

By:	PULITZER INC., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

HOMECHOICE, LLC SHTP LLC

By:	PULITZER NEWSPAPERS, INC., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]

SOPC LLC

By:	SOUTHWESTERN OREGON PUBLISHING CO., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

NLPC LLC

By:	NORTHERN LAKES PUBLISHING CO., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

HSTAR LLC

By:	PANTAGRAPH PUBLISHING CO., Managing Member

	By:	/s/ C. D. Waterman III
	Name:	C. D. Waterman III
	Title:	Secretary

Address for Notices:

c/o Pulitzer Inc.

201 N. Harrison Street, Suite 600

Davenport, IA 52801

Attention: Vice President, Chief Financial Officer and Treasurer

Telephone: 563-383-2179

Facsimile: 563-328-4322

Email: dwaterman@l-wlaw.com

With copy to:	Lane & Waterman LLP
220 N. Main St., Suite 600 Davenport, IA 52801 Attention: C. D. Waterman III Telephone: 563-333-6608 Facsimile: 563-324-1616 Email: dwaterman@l-wlaw.com

[Signature page to Intercreditor Agreement – St. Louis Post-Dispatch LLC]